Exhibit 10.8

Statement

This statement is made regarding the loan between the following parties:

(1)

Chieh-His Lin (the “Lender”); and

(2)

Arise Technologies Co., Ltd. (the “Borrower”).

The content of the loan is as following:

1.

Loan.  The Lender lend the Borrower the sum of USD$114,739 by the end of September 30, 2008.

2.

Interest.  Both parties have agreed that the loan shall not bear interest.

3.

Payment.  Payment shall be discussed between both parties in accordance with the operation of the company.

4.

Governing Law.  This statement shall be governed by, construe and enforced in accordance with the laws of Taiwan.

Signed by the Borrower:  /s/ Arise Technologies Co., Ltd.

Signed by the Lender: /s/ Chieh-Hsi Lin